UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2002

AQUIS COMMUNICATIONS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-33343	22-3281446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1719A Route 10
Suite 300
Parsippany, New Jersey 07054
 (Address of principal executive offices)

(973) 560-8000
 (Registrant's telephone number, including area code)

ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

On February 27, 2002, the Registrant ("Aquis" or the "Company") issued a press release reporting the execution of a term sheet with its principal lender, FINOVA Capital Corporation ("FINOVA"), outlining the terms for the restructuring of the Company's long-term debt (the "Restructuring"). On April 2, 2002, the Company filed its Annual Report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for its fiscal year ended December 31, 2001, and reported amendments to the terms of the Restructuring. On May 20, 2002, the Company filed its Quarterly Report under the Exchange Act, for its quarter ended March 31, 2002, and reported the approval by its Board of Directors for the final execution of various agreements to consummate the transactions contemplated by the Restructuring. The Company, its subsidiaries and certain creditors entered into agreements on July 1, 2002 defining the final terms of the Restructuring. On July 2, 2002, the Company issued a press release announcing the completion of these agreements and such event was disclosed by the Company on a Form 8-K filed on July 16, 2002 under the Exchange Act. On August 2, 2002, an Information Statement was filed by the Company, pursuant to Section 14(f) under the Exchange Act, as notice of a proposed change in the majority of the directors of the Company's Board of Directors. On August 19, 2002, the Company issued another press release announcing the consummation of the Restructuring.

Under the terms of the Restructuring, the Company's outstanding long-term debt is reduced and the Company's institutional lenders are provided with equity in the Company that results in a change in control of the Company. Upon satisfaction or waiver of contractual contingencies and approval by the Federal Communications Commission for the transfer of indirect control of the Company's paging licenses, FINOVA, through an affiliate, Desert Communications I, LLC, acquired a 79.99% equity interest and voting control of the Company, along with two secured notes in the total principal amount of $9,000,000. In exchange, all other existing outstanding debts due to FINOVA are cancelled. Simultaneously, AMRO International, S.A. ("AMRO"), the Company's unsecured lender, acquired a 9.9% equity interest in the Company and an unsecured subordinated note in the principal amount of $1,000,000 in exchange for the forgiveness of all obligations due under the 11% Convertible Debenture previously outstanding and the cancellation of all outstanding warrants held by AMRO. The final component of the Restructuring provided the previous holders of Aquis' 7.5% Redeemable Preferred Stock with a new issue of non-convertible redeemable preferred stock in the face amount of $300,000. Further details of the Restructuring are as follows:

FINOVA has exchanged all obligations due from Aquis under its Loan Agreement and Note dated December 31, 1998, as subsequently amended, and its Equipment Lease dated as of March 31, 1999, including accrued interest, fees and other cost reimbursements due it. In return, FINOVA has received from Aquis:

  A Restructured Senior Secured Promissory Note (the "Tranche A" note) in the amount of $7,000,000, maturing on June 30, 2006, bearing interest at the prime rate plus 3.5% but not less than 9%,

  A Senior Secured Subordinated Note in the amount of $2,000,000 (the "Tranche B note"), maturing on June 30, 2006, bearing interest at 15%, and providing that no payment of any amount under this note will be required in the event that the Tranche A note is paid in full under certain conditions not later than March 31, 2006,

  Shares of Aquis Senior Convertible Preferred Stock granting conversion rights into shares of Aquis common stock providing an equity interest of 74.99% on a fully diluted basis,

  Warrants to purchase additional shares of Aquis common stock representing an additional 5% interest in the Company at an exercise price of $0.01 per share. These warrants will consist of two series: Series A warrants that expire ten years after the date of grant, and, Series B warrants that expire ten years after the date of grant, or, if earlier, on the date that the Tranche A note is paid in full on or before March 31, 2006,

  Financial covenants including limits on capital expenditures and minimum operating profits. Minimum required operating profits will be measured based on the ratio of the outstanding principal balance of the Restructured Senior Secured Promissory Note to EBITDA. During the years 2002 through 2006, respectively, that ratio of debt to EBITDA may not exceed 4.0 to 1, 2.35 to 1, 1.61 to 1, 1.07 to 1 and 0.68 to 1, and

  The right to appoint to appoint 3 of 5 members to the Board of Directors.

AMRO has exchanged all of its interests in its 11% Convertible Debenture dated April 3, 2000, including $2,000,000 of principal and related accrued interest and the cancellation of all outstanding warrants held by it. In return, AMRO has received from Aquis:

  An Unsecured Promissory Note, without conversion rights, in the amount of $1,000,000, maturing two years subsequent to the Tranche A note provided to FINOVA, currently on June 30, 2008 and bearing interest at 10%,

  Shares of Aquis Senior Convertible Preferred Stock granting conversion rights into shares of Aquis common stock, and, warrants to purchase additional shares of Aquis common stock granting an exercise price of $0.01 and expiring ten years after the date of grant. The stock and warrants provide an aggregate equity interest in the Company of 9.9% on a fully diluted basis, and

  The right to appoint 1 of 5 members to the Board of Directors.

Previous holders of Aquis' 7.5% Redeemable Preferred Stock in the face amount of $1,500,000 plus unpaid accrued dividends have executed agreements providing for the exchange of those securities for new securities. These holders received Aquis Redeemable Preferred Stock, non-convertible, with a face value of $300,000, accruing dividends at the annual rate of 10% and redeemable two years subsequent to the payment in full of the Unsecured Promissory Note to AMRO. As anticipated at this time, that maturity date is June 30, 2010. These holders received no rights to appoint members to the Board of Directors. All of the previous members of the Board of Directors have resigned from the Board effective upon the closing of the transactions contemplated by the Restructuring.

There are no arrangements, known to the Registrant, including any pledge by any person of securities of the Registrant or any of its parents, the operation of which may at a subsequent date result in a change of control of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(a)	Financial statements of businesses acquired. N/A.
(b)	Pro forma financial information. Unaudited Pro Forma Balance Sheet of Aquis Communications Group, Inc. as of December 31, 2001 adjusted to reflect the consummation of the Restructuring as of that date (incorporated by reference to the Registrant's Form 8-K, dated July 16, 2002, filed with the Commission).

(c)	Exhibits.
10.1	Restructuring Agreement by and among Aquis Communications Group, Inc., Desert Communications I, LLC and FINOVA Capital Corporation dated July 1, 2002 (incorporated by reference to the Registrant's Form 8-K, dated July 16, 2002, filed with the Commission as Exhibit 10.71).

10.2	Second Amended and Restated Loan Agreement between Aquis Wireless Communications, Inc. and FINOVA Capital Corporation.
10.3	Form of Preferred Share Exchange Agreement by and among Aquis Communications Group, Inc. and each holder of Aquis' 7.5% Redeemable Preferred Stock (incorporated by reference to the Registrant's Form 8-K, dated July 16, 2002, filed with the Commission as Exhibit 10.73).

10.4	Securities Exchange Agreement dated as of July 1, 2002 by and between Aquis Communications Group, Inc. and AMRO International, S.A. (incorporated by reference to the Registrant's Form 8-K, dated July 16, 2002, filed with the Commission as Exhibit 10.74).

10.5	Severance Agreement and Release and Waiver of Claims between John B. Frieling and Aquis Communications Group, Inc. dated as of July 1, 2002 (incorporated by reference to the Registrant's Form 8-K, dated July 16, 2002, filed with the Commission as Exhibit 10.75).

99	Press Release, dated August 19, 2002, issued by Aquis Communications Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

AQUIS COMMUNICATIONS GROUP, INC.
By: /s/ D. Brian Plunkett
D. Brian Plunkett
Chief Financial Officer
Date: August 23, 2002